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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


         The following lists the subsidiaries of Allegheny Technologies Incorporated, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly except for STAL, in which a subsidiary of Allegheny Technologies Incorporated holds a 60% interest.

Name of Subsidiary                                                  State of Incorporation
------------------                                                  ----------------------
ATI Funding Corporation                                             Delaware

Allegheny Ludlum Corporation                                        Pennsylvania

TDY Holdings LLC                                                    Delaware

TDY Industries, Inc.                                                California

Jessop Steel Company                                                Pennsylvania

Oregon Metallurgical Corporation                                    Oregon

AII Acquisition Corp.                                               Delaware

ALC Funding Corporation                                             Delaware

Shanghai STAL Precision Stainless Steel Co., Limited ("STAL")       People's Republic of China